Exhibit (a)(1)(C)
NOTICE OF GUARANTEED DELIVERY
FOR
TENDER OF SHARES OF COMMON STOCK OF
BEACON ROOFING SUPPLY, INC.
This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if shareholders' certificates for common stock, par value $0.01 per share (the “Shares”) of Beacon Roofing Supply, Inc. are not immediately available or time will not permit the Letter of Transmittal and other required documents to be delivered to the Depositary on or before 12:00 midnight, New York City time, at the end of February 24, 2025, or such later date to which the Offer is extended (the “Expiration Time”). Such form may be delivered by email or mailed to the Depositary, and must be received by the Depositary on or before the Expiration Time. See Section 3, “Procedures for Tendering Shares,” of the Offer to Purchase, dated January 27, 2025 (the “Offer to Purchase”).
The Information Agent for the Offer is:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders may call toll free: (877) 717-3922
Banks and Brokers may call collect: (212) 750-5833

The Depositary for the Offer is:

Computershare Trust Company, N.A.

By Mail:	By Express Mail; or Courier:

Computershare Trust Company, N.A. Attn: Voluntary Corporate Actions COY BECN P.O. Box 43011 Providence, Rhode Island 02940	Computershare Trust Company, N.A. Attn: Voluntary Corporate Actions COY BECN 150 Royall Street, Suite V Canton, Massachusetts 02021

By email (For Eligible Institutions Only):
canoticeofguarantee@computershare.com
DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH
ABOVE OR VIA EMAIL OTHER THAN THE ONE LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY
For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at the above address, or by email, prior to the Expiration Time. Deliveries of this Notice of Guaranteed Delivery to the Company, the Information Agent or The Depository Trust Company will not be forwarded to the Depositary and therefore will not constitute valid delivery.
The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Ladies and Gentlemen;
The undersigned hereby tenders to Queen MergerCo, Inc., upon the terms and subject to the conditions set forth in its Offer to Purchase, dated January 27, 2025 and the related Letter of Transmittal (which, together with any amendments or supplements to these documents, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below pursuant to the guaranteed delivery procedures set forth in Section 3, “Procedures for Tendering Shares,” of the Offer to Purchase.

Number of Shares Tendered:

Certificate Nos. (if available):

If Shares will be tendered by book-entry transfer, check box:

☐ The Depository Trust Company

Account Number:

Name(s) of Record Holder(s):

Address:

Area Code and Telephone Number:

Taxpayer Identification (Social Security) Number:

Dated: , 2025

Signature(s)

(Not To Be Used For Signature Guarantee)
The undersigned, a participant in the Security Transfer Agents Medallion Program or any other “Eligible Guarantor Institution” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (b) represents that such tender of Shares complies with Rule l4e-4 and (c) guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of Book-Entry Transfer of such Shares into the Depositary's accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within one Nasdaq trading day after the date hereof.

Name of Firm:
(Authorized Signature)

Address:	Name:
(Please Print)

Title:

Area Code and Tel. No:	Dated: , 2025

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.
YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.